EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

Parent

Coastal Financial Corporation

                                                                               State of
Subsidiary                                  Percentage Owned                   Incorporation
----------                                  ----------------                   -------------
Coastal Federal Savings Bank                100%                               United States

Coastal Federal Mortgage, Inc.              100%                               South Carolina

Coastal Investor Services, Inc.             100%                               South Carolina

Coastal Technology Solutions                100%                               South Carolina

Coastal Real Estate Investment
 Corporation (3)                            100%                               North Carolina

Coastal Mortgage Bankers and
 Realty Co., Inc. (1)                       100%                               South Carolina

Shady Forest Development
 Corporation (2)                            100%                               South Carolina

Sherwood Development
 Corporation (2)                            100%                               South Carolina

Ridge Development
 Corporation (2)                            100%                               South Carolina

501 Development
 Corporation (2)                            100%                               South Carolina

North Beach Investment,
 Inc. (2)                                   100%                               South Carolina

-----------------------

(1)  First tier subsidiaries of Coastal Federal.

(2) Second tier subsidiaries of Coastal Federal and first tier subsidiaries of Coastal Mortgage.

(3)  First  tier  operating   subsidiary  of  Coastal   Federal   Savings  Bank,
     consolidated with Coastal Federal for Regulatory Reporting.